Rennova Health gives update on second quarter

WEST PALM BEACH, Fla. (July 12, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW), (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its second rural hospital in Tennessee on June 1, 2018, announces that its second quarter revenue has shown significant growth.

Rennova is pleased to announce preliminary second quarter net revenues of approximately $3.42 million. This number remains subject to final review and potential adjustment. This represents an increase of approximately $1.82 million from the reported net revenues from the first quarter and includes the first month from Rennova’s second hospital which it acquired on June 1, 2018. The Company continues to take a conservative position on revenue recognition in hospital operations and will maintain this position until we have adequate historical months to evidence total collection rates.

The acquired hospital, Jamestown TN Medical Center, received confirmation from the Centers for Medicare and Medicaid Services on June 29, that they had processed and approved the Change of Ownership and Provider Tie-in process. Billing has now started and the Company believes it will receive its first collections in a matter of weeks.

“We are pleased to have our second hospital starting to add to revenues and look forward to receipt of our first payments for services provided,” said Seamus Lagan, CEO of Rennova. “We remain confident that our two hospitals will be profitable and contribute in excess of $2 million a month to sales revenue in full operation and we look forward to exploring other opportunities for expansion of revenues or acquisition in the same geographic location.”

Rennova is also pleased to announce that it has ordered a new 64 slice CT scanner for its Oneida based hospital. The new state of the art high resolution machine should be installed and in operation before the end of July. This addition will replace the existing aged machine and increase the services that can be offered to the communities served and to local physicians that currently send patients to other hospitals for high resolution scans. The Company expects this investment to immediately create increased revenues.

“We look forward to a significant improvement in the revenues and performance in Rennova in the coming quarters,” said Marlene McLennan, the recently appointed CFO of Rennova. “We expect to file our second quarter financial report to June 30 on time by August 14 and are making every effort to have it completed and filed earlier if possible”.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health, Inc.

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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